Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Naked Brand Group Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-226192; No. 333-230757; No. 333-232229 and No. 333-235801) of Naked Brand Group Limited of our report dated May 8, 2020, relating to the consolidated financial statements, which appear in this Form 20-F. Our report contains an explanatory paragraph regarding Naked Brand Group Limited’s ability to continue as a going concern.

BDO Audit Pty Ltd

Tim Aman
Director

Sydney, Australia

May 8, 2020